As filed with the Securities and Exchange Commission on December 31, 2008

Registration No. 333-87255

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZONES, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1431894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1102 15th Street SW, Suite 102, Auburn WA	98001-6509
(Address of Principal Executive Offices)	(Zip code)

Multiple Zones International, Inc. 1993 Stock Incentive Plan

Multiple Zones International, Inc. 1999 Director Stock Option Plan

(Full title of the plan)

Ronald P. McFadden, Senior Vice President,

Chief Financial Officer and Secretary

Zones, Inc.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

(253) 205-3000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Zones, Inc. is filing this post-effective amendment to deregister unsold shares of common stock of Zones that were registered under the Registration Statement on Form S-8 originally filed on September 16, 1999 (Registration No. 333-87255) (the “Registration Statement”) for issuance pursuant to the Multiple Zones International, Inc. 1993 Stock Incentive Plan, as amended, and the Multiple Zones International, Inc. 1999 Director Stock Option Plan, as amended.

On December 30, 2008, Zones completed its merger (the “Merger”) with Zones Acquisition Corp., a Washington corporation, pursuant to an Agreement and Plan of Merger, dated as of July 30, 2008, as amended on November 17, 2008. In connection with the Merger, Zones hereby removes from registration the securities of Zones registered but unsold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, State of Washington, on December 31, 2008.

ZONES, INC.

By:	/s/ Ronald P. McFadden
Ronald P. McFadden
Senior Vice President, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

By:	/s/ Firoz H. Lalji	Chief Executive Officer, Director (Principal Executive Officer)	December 31, 2008
Firoz H. Lalji

By:	/s/ Ronald P. McFadden	Chief Financial Officer (Principal Accounting and Financial Officer)	December 31, 2008
Ronald P. McFadden